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Exhibit 10.12

METABASIS THERAPEUTICS, INC.

SEVERANCE AGREEMENT

        THIS SEVERANCE AGREEMENT (this "Agreement") is entered into effective as of June 30, 2003 (the "Effective Date"), by and between PAUL K. LAIKIND (the "Employee") and METABASIS THERAPEUTICS, INC., a Delaware corporation (the "Company").

RECITALS

        WHEREAS, the Employee and the Company entered into a Severance Agreement dated September 28, 1998 (the "Original Severance Agreement"), as amended by an Amendment of the Metabasis Therapeutics, Inc. Severance Agreements and Common Stock Purchase Agreements dated January 2001 (the "Amendment");

        WHEREAS, pursuant to a letter agreement entered into effective as of June 30, 2003 (the "Letter Agreement"), the parties have agreed that the Original Severance Agreement, as amended by the Amendment, shall be amended, restated and superseded as set forth herein; and

        WHEREAS, simultaneously with the execution of this Agreement, the parties are executing a Stock Restriction Agreement which shall be effective as of the Effective Date (the "Stock Restriction Agreement").

AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, it is agreed between the parties as follows:

        1.    Term of Agreement.

        This Agreement shall remain in effect from the Effective Date until the earlier of:

          (a)   The date when the Employee's employment with the Company terminates for any reason not described in Section 6; or

          (b)   The date when the Company has met all of its obligations under this Agreement following a termination of the Employee's employment with the Company for a reason described in Section 6.

        2.    Definition of Change in Control.

        For all purposes under this Agreement, "Change in Control" shall mean the occurrence of any of the following events after the Effective Date:

          (a)   The Company is merged, consolidated, or reorganized into or with another legal entity, and as a result of such merger, consolidation or reorganization more than 50% of the voting securities of such entity or its parent outstanding immediately after such transaction are held by persons other than the holders of voting securities of the Company immediately prior to such transaction;

          (b)   The Company sells all or substantially all of its assets to another legal entity and thereafter, more than 50% of the voting securities of such entity or its parent outstanding immediately after such transaction are held by persons other than the holders of voting securities of the Company immediately prior to such transaction;

          (c)   A change in the composition of the Company's Board of Directors (the "Board") during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (d)   Any person (as the term person is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act of 1934, as amended (the "Exchange Act")) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3, or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the then outstanding voting securities of the Company; provided that changes in beneficial ownership resulting from issuances of securities by the Company in transactions the primary purpose of which is to raise capital through the sale of Company equity to one or more financial investors shall be disregarded in determining whether a Change in Control has occurred.

        3.    Definition of Good Reason.

        For all purposes under this Agreement, "Good Reason" shall mean that the Employee:

          (a)   Has been demoted or has incurred a material reduction in his authority or responsibility as an employee of the Company, including (without limitation) a reduction or elimination of his authority to approve expenditures or to hire, promote, demote or terminate subordinates;

          (b)   Has incurred a reduction in his total compensation (including benefits) as an employee of the Company, other than pursuant to a Company-wide reduction of total compensation (including benefits) for employees of the Company generally;

          (c)   Has not received a contemporaneous increase in his total compensation (including benefits) which is commensurate with increases in total compensation (including benefits) received by a majority of executive-level employees of the Company with duties and responsibilities substantially comparable to those of the Employee;

          (d)   Has not received a bonus commensurate with bonuses (if any) received by a majority of executive-level employees of the Company with duties and responsibilities substantially comparable to those of the Employee; or

          (e)   Has been notified that his principal place of work as an employee of the Company will be relocated by a distance of 50 miles or more.

        4.    Definition of Cause.

        For all purposes under this Agreement, "Cause" shall mean:

          (a)   a material and continuing failure to perform the duties of Employee's employment which is injurious to the Company, other than a failure resulting from complete or partial incapacity due to physical or mental illness or impairment, which failure is not corrected within 15 business days after written notice thereof to the Employee;

          (b)   Employee's gross misconduct or fraud; or

          (c)   Employee's conviction of, or plea of "guilty" or "no contest" to, a felony.

        5.    Definition of Continuation Period.

        For all purposes under this Agreement, "Continuation Period" shall mean the period commencing on the date when the termination of the Employee's employment under Section 6 is effective and ending on the earlier of:

          (a)   The date nine (9) months after the date when the employment termination was effective; or

          (b)   The date of the Employee's death.

If the Employee is not employed in a new position comparable to his position with the Company on the date nine (9) months after his employment termination was effective, then the Continuation Period shall be extended to the date when the Employee becomes employed in such a position, but in no event by more than three (3) months.

        6.    Entitlement to Severance Pay and Benefits.

        The Employee shall be entitled to receive the severance pay described in Section 7 (the "Severance Pay") and the benefits described in Section 8 from the Company if, and only if, one of the following events occurs:

          (a)   Within the first 12-month period after the occurrence of a Change in Control, the Employee voluntarily resigns his employment for Good Reason;

          (b)   Within the first 12-month period after the occurrence of a Change in Control, the Company terminates the Employee's employment for any reason other than Cause; or

          (c)   Within the first 12-month period after the occurrence of a Change in Control, the Company terminates the Employee's employment because his position has been eliminated in connection with a restructuring or a reduction in force, as determined by the Company.

        7.    Amount of Severance Pay.

        During the Continuation Period, the Company shall pay the Employee Severance Pay at an annual rate equal to the sum of:

          (a)   The Employee's base compensation at the annual rate in effect on the date 30 days prior to the date when the termination of his employment with the Company is effective; plus

          (b)   The arithmetic mean of the Employee's annual bonuses for the last three calendar years completed prior to the date when the termination of his employment with the Company is effective. In the event that the Employee received no bonus from the Company for one or more of such calendar years, the years in which no bonus was paid shall be disregarded and the arithmetic mean of the Employee's bonuses for the remaining years (if any) shall be used.

Such amount shall be paid at periodic intervals in accordance with the Company's standard payroll procedures.

        8.    Other Benefits.

          (a)    Stock Options and Restricted Stock.    All unvested stock options and shares of restricted stock granted to Employee by the Company (other than the Option Stock (as defined in the Stock Restriction Agreement), for which vesting shall be governed exclusively by the terms of the Stock Restriction Agreement) shall vest immediately upon the occurrence of one of the events described in Section 6. The post-termination exercise grace period under the Employee's stock options shall commence at the end of the Continuation Period. The Employee represents that he has consulted or will consult a tax adviser regarding the impact of this Subsection (a) on the tax treatment of incentive stock options and shares of restricted stock.

          (b)    Group Insurance.    At the commencement of the Continuation Period, the Employee (and, where applicable, his dependents) shall be entitled to convert his key employee long-term disability policy and group life insurance policy into individual policies pursuant to the terms of such policies. Should the Employee elect to convert either or both of such policies, the Company will pay the premiums for such policy or policies during the Continuation Period. At the commencement of the Continuation Period, the Employee shall be eligible to continue his group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, and the Company will pay the premiums for such coverage during the Continuation Period. The foregoing notwithstanding, in the event that the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the premium payments by the Company under this Subsection (b) shall terminate immediately.

          (c)    Outplacement Services.    If one of the events described in Section 6 has occurred, the Employee shall be entitled to reasonable outplacement services at the Company's expense. Such services shall be provided by a firm selected by the Employee from a list compiled by the Company and shall be limited to a period of six consecutive months.

        9.    Limitation on Payments.

          (a)    Basic Rule.    Any other provision of this Agreement notwithstanding, the Company shall not be required to make any payment or property transfer to, or for the benefit of, the Employee (under this Agreement or otherwise) that would be nondeductible by the Company by reason of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or that would subject the Employee to the excise tax described in section 4999 of the Code. All calculations required by this Section 9 shall be performed by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Company and the Employee, and shall be binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company.

          (b)    Reductions.    If the amount of the aggregate payments or property transfers to the Employee must be reduced under this Section 9, then the Employee shall direct in which order the payments or transfers are to be reduced, but no change in the timing of any payment or transfer shall be made without the Company's consent. As a result of uncertainty in the application of sections 280G and 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "Overpayment") or that an additional payment that will not have been made by the Company could have been made (an "Underpayment"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that he shall repay to the Company, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Employee to the Company if and to the extent that such payment would not reduce the amount that is nondeductible under section 280G of the Code or is subject to an excise tax under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, the Employee, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code.

        10.    Successors.

          (a)    Company's Successors.    The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Subsection (a) or which becomes bound by this Agreement by operation of law.

          (b)    Employee's Successors.    This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        11.    Miscellaneous Provisions.

          (a)    Notice.    Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b)    Waiver.    No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c)    Whole Agreement.    This Agreement, the Letter Agreement and the Stock Restriction Agreement (including the Exhibits thereto) constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersede any and all prior agreements, representations or understandings (whether oral or written and whether express or implied) made or entered into by either party with respect to the subject matter hereof, including without limitation the Original Severance Agreement and the Amendment.

          (d)    No Setoff; Withholding Taxes.    There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation against payments to the Employee under this Agreement. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

          (e)    Choice of Law.    The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

          (f)    Severability.    The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (g)    No Assignment.    The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (g) shall be void.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date.

EMPLOYEE:
/s/ PAUL K. LAIKIND Paul K. Laikind
COMPANY:
METABASIS THERAPEUTICS, INC.
By	/s/ DAVID F. HALE
Title	Director

 [SIGNATURE PAGE TO SEVERANCE AGREEMENT]

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  Exhibit 10.12